Exhibit 10.8

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (this “Agreement”) is dated as of August 10, 2023, by and between Oxbridge Acquisition Corp. (together with its parents, subsidiaries and affiliates, “Oxbridge”)1, Jet Token Inc. (together with it parents, subsidiaries and affiliates, “Jet Token”) and OAC Sponsor Ltd. (together with its parents, subsidiaries and affiliates, “Sponsor”). Sponsor and Sponsor are each sometimes referred to herein individually as a “Party” and together as the “Parties.”

W I T N E S S E T H

WHEREAS, on or around November 14, 2022, Sponsor extended Oxbridge a loan in the principal amount of $575,000 which is evidenced by a Promissory Note dated November 14, 2022 in favor of Sponsor (the “Note”);

WHEREAS, pursuant to Section 1 of the Note, all amounts payable to Sponsor under the Note are to be repaid upon, among other events, the date on which Oxbridge consummates its business combination with Jet Token;

WHEREAS, Oxbridge is in the process of consummating a business combination with Jet Token and other parties (the “Business Combination”), and the surviving publicly traded entity shall be Jet.AI Inc. (“Jet.AI”);

WHEREAS, Oxbridge has informed Sponsor that upon consummation of the Business Combination, it will be unable comply with the repayment terms of the Note;

WHEREAS, the Parties have agreed that in full satisfaction of any and all amounts due to Sponsor under the Note Jet.AI will, as set forth in this Agreement, issue shares of a new series of preferred stock to Sponsor;

WHEREAS, the Parties wish to resolve any and all disputes that have arisen or may arise between the Parties regarding their rights and obligations relating to the loan evidenced by the Note; and

NOW THEREFORE, in consideration of the mutual promises herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

1. Preferred Stock Consideration. As consideration for the all amounts otherwise due to Sponsor under the Note:

a.	Jet.AI shall, at the closing of the Business Combination, issue to OAC Sponsor a number of shares of Series A-1 Convertible Preferred Stock in an amount equal in value to the total amount due under the Note, being 575 shares (the “Preferred Shares”), based on the valuation (the “Valuation”) set forth in the Certificate of Designation for Series A-1 Preferred Shares attached hereto as Exhibit A (the “Certificate of Designation”), which Preferred Shares shall have the rights, terms and conditions set forth in the Certificate of Designation;

1 Oxbridge will be renamed “Jet.AI Inc.” in connection with the Business Combination As used herein, “Oxbridge” and “Jet.AI” shall mean Oxbridge Acquisition Corp., prior to the name change, or Jet.AI Inc., following the name change, as context requires.

b.	The shares of Jet.AI common stock issuable upon conversion of the Preferred Shares (the “Underlying Shares”) shall be subject to a Registration Rights Agreement between Jet.AI and Maxim in the form attached hereto as Exhibit B, which shall be executed concurrently with this Agreement; and

c.	The Preferred Shares shall evidenced in the books and records of Jet.AI, or otherwise be held at the transfer agent of Jet.AI in book entry in the name of OAC Sponsor Ltd as of the closing of the Business Combination.

2. Sponsor Representations and Warranties. In connection with the offer and issuance of the Preferred Shares to Sponsor pursuant to this Agreement, Sponsor represents and warrants to Oxbridge that (i) such shares are to be acquired for investment purposes and for its own account, Sponsor is familiar with the business and affairs of Oxbridge and has access to sufficient information about Oxbridge upon which to make an investment decision, (ii) upon their issuance, the shares will be restricted securities under the Securities Act of 1933, as amended (the “Securities Act”), and subject to restrictions on transfer, (iii) that an investment in Oxbridge is subject to numerous risks, including those identified in reports filed by Oxbridge with the U.S. Securities and Exchange Commission, and (iv) Sponsor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3. Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto on separate counterparts, each of which counterparts, when executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same Agreement. A facsimile or PDF signature shall be deemed to be an original signature for all purposes.

4. Further Assurances. Each Party hereto agrees that, from time to time, such Party will promptly execute and deliver all such further notices, instruments, consents and documents, and take all such further action, as may be reasonably necessary to effect the agreements of the Parties hereto set forth herein.

5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each Party hereto and its successors and assigns.

6. Interpretation; Entire Agreement. This Agreement sets forth the entire agreement and understanding among the Parties relating to the subject matter of this Agreement and all prior or contemporaneous agreements, understandings, representations and settlements, oral or written, relating to the subject matter, are merged herein. This Agreement is not intended to, nor shall be deemed to, obviate, supersede or otherwise affect any terms of the Note or other agreements that may exist between the Parties, except as specifically set forth herein. This Agreement may not be altered or amended except by a written instrument signed by all of the Parties. Any provision of this Agreement is found to be contrary to law or otherwise invalid, void or unenforceable, it shall be deemed omitted but shall not affect the remaining terms of this Agreement, which shall remain in full force and effect.

7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to any law or principles that would make this choice of law provision invalid.

8. Authority. Each person whose signature is affixed hereto in a representative capacity represents and warrants that he or she is authorized and empowered to execute this Agreement on behalf of, and to bind, the person or entity on whose behalf his or her signature is affixed, and the Parties hereto represent and warrant that they have all requisite authority to enter into this agreement and effect the terms thereof.

[Signature Page Follows]

2

Intending to be legally bound hereby, the parties executed the foregoing Settlement Agreement this 10th day of August, 2023.

OXBRIDGE ACQUISITION CORP.

By:	/s/ Jay Madhu
Name:	Jay Madhu
Title:	Chief Executive Officer

JET TOKEN INC.

By:	/s/ George Murnane
Name:	George Murnane
Title:	Chief Executive Officer

OAC Sponsor Ltd.

By:	/s/ Wrendon Timothy
Name:	Wrendon Timothy
Title:	Chief Financial Officer

3